UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2008

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:      (801) 553-6600

Item 8.01	Other Events

Annual Meeting of Shareholders

On January 17, 2008, Fonix Corporation (“Fonix” or the “Company”) held its Annual Meeting of Shareholders.  The record date for the meeting was November 19, 2007, on which date there were 3,571,901,184 shares of the Company’s Class A common stock outstanding.

The first matter voted upon at the meeting was the election of directors.  The following directors were elected:

	SHARES	SHARES
DIRECTOR	VOTED IN FAVOR	WITHHELD

Thomas A. Murdock	1,694,934,207	951,079,468
Roger D. Dudley	1,704,021,903	941,991,772
William A. Maasberg, Jr.	1,705,404,363	940,609,312

The second matter voted upon at the meeting was the approval of the Board of Directors’ selection of Hansen, Barnett & Maxwell as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.  The results of the voting were 2,141,121,105 shares in favor, 407,952,028 shares against, and 96,940,542 shares abstaining.

The third matter voted upon at the meeting was the approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized capital from 5,000,000,000 shares of common stock to 20,000,000,000 shares of common stock.  The results of the voting were 1,341,320,776 shares in favor, 1,260,005,456 shares against, and 44,687,443 shares abstaining.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes to Fiscal Year

Amendment of Certificate of Incorporation

Following the annual meeting, the Company amended its Certificate of Incorporation by filing with the Delaware Secretary of State’s office a Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”).

The purpose of the amendment was to increase the authorized capital of the Company, specifically the number of shares of Class A common stock that the Company is authorized to issue.  Following the filing of the Certificate of Amendment, the Company is authorized to issue up to 20,000,000,000 shares of its Class A common stock.

Item 9.01.	Financial Statements and Exhibits

(a)        Financial Statements

None

(b)        Exhibits

3          Certificate of Amendment to Certificate of Incorporation, filed January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: January 22, 2008

	By:	/s/ Roger D. Dudley
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)